EXHIBIT 2

                             JOINT FILING AGREEMENT

     Be it known that the undersigned hereby agree to file jointly a Schedule 13D, including amendments thereto, reporting the beneficial ownership of the Class A Common Stock, par value $.001 per share, of Guardian International, Inc.

Dated: October 27, 1997                    /s/ HAROLD GINSBURG
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                                           Harold Ginsburg

Dated: October 27, 1997                    /s/ SHEILAH GINSBURG
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                                           Sheilah Ginsburg

Dated: October 27, 1997                    /s/ RICHARD GINSBURG
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                                           Richard Ginsburg

Dated: October 27, 1997                    /s/ RHONDA GINSBURG
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                                           Rhonda Ginsburg